                                                                                  EXHIBIT 11
DATA TRANSMISSION NETWORK CORPORATION
--------------------------------------------------------------------------------------------


COMPUTATION OF NET INCOME (LOSS) PER SHARE
--------------------------------------------------------------------------------------------




                                                          Year Ended December 31,
                                             ---------------------------------------------
                                                 1995              1994              1993
                                             ------------      ------------       ---------



Primary

Computation of income
 per common and common
 equivalent share:

 Net income (loss)                          ($  283,076)      ($1,602,738)       $  663,831
                                            ============      ============       ==========

 Average shares outstanding                   3,302,864         3,253,400         3,195,534

 Add shares applicable to stock
  options & warrants (1)                          -                 -                91,040

 Add shares  applicable to stock
  options & warrants prior to
  conversion,  using average
  market price prior to conversion (1)            -                 -                   276
                                              ----------      ------------       ----------

  Total shares                                3,302,864         3,253,400        3,286,850
                                             ==========      ============       ==========


  Per common share:
   Net income (loss)(1)                         ($0.09)           ($0.49)            $0.20
                                             ==========           =======       ==========


-------------------------------------------------------------------------------------------




(1) Shares applicable to warrants and stock options are antidilutive for the period ended December 31, 1995 and 1994, and thus, are excluded from the calculation of net loss per common share.





                                                                           EXHIBIT 11-Pg 2

DATA TRANSMISSION NETWORK CORPORATION
------------------------------------------------------------------------------------------


COMPUTATION OF NET INCOME (LOSS) PER SHARE
------------------------------------------------------------------------------------------





                                                                                                            Year Ended December 31,
                                                1995              1994              1993
                                            ------------      ------------       -------



Fully Dilutive

Computation of income per common
 and common equivalent share:
 Net income (loss)                          ($  283,076)      ($1,602,738)       $  663,831
                                            ============      ============       ==========

 Average shares outstanding                   3,302,864         3,253,400         3,195,534

 Add shares applicable to stock
  options & warrants (1)                        -                 -                 185,515

 Add shares  applicable to stock options
 & warrants prior to
  conversion,  using average market
  price prior to conversion (1)                 -                 -                   1,048
                                            ------------      ------------       ----------

  Total shares                                3,302,864         3,253,400         3,382,097
                                            ============      ============       ==========


  Per common share:
   Net income (loss)                             ($0.09)           ($0.49)            $0.20
                                            ============      ============       ==========


------------------------------------------------------------------------------------------


(1) Shares applicable to warrants and stock options are antidilutive for the period ended December 31, 1995 and 1994, and thus, are excluded from the calculation of net loss per common share.